UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-176098

on

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ShopEye, Inc.

(Exact name of registrant as specified in its charter)

                                              Florida

(State or other jurisdiction of incorporation or organization)

                                                7372

(Primary Standard Industrial Classification Code Number)

                                          35-2411642

(I.R.S. Employer Identification Number)

 108 Flying Mist Isle, Foster City, CA  94404; Tel: (650) 339-1077, Fax: (415) 634-4302

(Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Ethelinda Corpuz

President,

ShopEye, Inc.

108 Flying Mist Isle

Foster City, CA  94404

Tel: (650) 339-1077, Fax: (415) 634-4302

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of ” large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

Explanatory Note

On August 5, 2011, ShopEye, Inc. (“ShopEye”) filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-1 (File No. 333-176098) (“Registration Statement”), which was amended by pre-effective amendments filed on September 9, 2011, October 3, 2011, October 12, 2011, October 19, 2011, to register the offer and sale of 3,000,000 shares of ShopEye common stock, $0.0001 par value, offered by ShopEye.  The Registration Statement was declared effective by the Commission on November 1, 2011.  ShopEye did not sell any shares of its common stock pursuant to the Registration Statement.

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate this offering and deregister all the 3,000,000 unsold shares of ShopEye common stock, $0.0001 par value, offered by ShopEye under the Registration Statement. Accordingly, ShopEye hereby deregisters 3,000,000 unsold shares of its common stock registered pursuant to the Registration Statement.

Common Shares Outstanding

As of July 22, 2013, ShopEye had 9,650,000 shares of its common stock, $0.0001 par value, issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant  has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on the 22nd day of July, 2013.

SHOPEYE, INC.

By: /s/ Ethelinda Corpuz

Ethelinda Corpuz

President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ethelinda Corpuz Ethelinda Corpuz	President, Chief Executive Officer, Treasurer, Secretary, sole director, principal executive officer, principal financial and accounting officer	July 22, 2013